Exhibit 10 (xiii)








                             SUPPLY AGREEMENT No. 1
                                 MARCH 31, 2001




This Agreement is made on the date as set out below

BETWEEN

*, a company duly organized and existing under the laws of Sweden, having its head offices at * (referred hereinafter * ) and its subsidiary *.

AND

Bontex Inc. and Bontex S.A., ( referred hereinafter Bontex)

WHEREAS, * desires to sell and Bontex desires to purchase, on the terms and conditions hereinafter set forth, certain qualities of pulp to be manufactured by * at its pulp manufacturing facility in *.

Now, therefore, the parties hereby agree as follows :


       1.   Definitions
                  - " Delivery point U.S. " shall mean the facility at Bontex Inc. 1, Bontex Drive, Buena Vista 24416, Virginia,
                      U.S.A.

                  -   " Delivery point Belgium " shall mean the facility at
                       Bontex S.A. Rue Slar B-4801 Stembert, Belgium.

                  -   " Product or Products " shall mean Flashdried NBSK
                      Pulp.

                  - " USD " shall mean the lawful currency of the United States of America.

                  - " ADMT " shall mean one thousand (1.000) kilograms of air-dry pulp.


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       2.   SUPPLY AND DELIVERY OF PRODUCTS

            2.1 During the term of this Agreement * agrees to sell to Bontex and
                Bontex agrees to purchase from * 8,000 (eight thousand) ADMT of the Products annually.

            2.2 Delivery terms: see Appendix no. 1.


       3.   PRICES AND PAYMENT

            3.1 From January 1st to June 30th, 2001 the price is US $* per ADMT.

                From July 1st 2001, for a period of 5 years, the price is US$ * per ADMT. This figure is subject to revision according to FOEX/PIX index. If the NBSK index is more than US$ * above or below the agreed price, then shall the price be adjusted with * percent of the increase or the decrease. Any adjustment to the agreed base price because of index change will be made on the basis of the actual index rate on the day of invoicing.

            3.2 Payment terms : see Appendix no 1.


        4.  FORECAST AND ORDERS


            4.1 Bontex will provide before the 15th of each month the quantities to be delivered the following month.


        5.  PENALTY

            5.1 If * fails to deliver the Product on the acknowledged delivery date and such failure is not caused by Bontex or by any force majeure event, * will purchase on open market equivalent pulp and supply Bontex at Supply Contract price.


        6.  QUALITY OF PRODUCT

            6.1 * shall supply the Products to Bontex in accordance with the specifications in the Appendix 2 (technical data sheet quality
                403).


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       7.   WARRANTY

            7.1 Bontex warrants that it can lawfully enter into this Agreement and that it has complied and will continue to comply with all legal prerequisites and formalities or governmental laws or regulations, which are necessary for Bontex' performance of its obligations under this Agreement.

            7.2 * warrants that it can lawfully enter into this Agreement and that is has complied and will continue to comply with all legal prerequisites and formalities or governmental laws or regulations, which are necessary for * performance of its obligations under this Agreement.

       8.   CONFIDENTIALITY

            8.1 Each party shall retain all confidential information furnished by the disclosing party to the receiving party hereunder as strictly confidential, and shall refrain from disclosing the same to any third party, except for the information which :

                    (i) is or falls within the public domain through no fault of the receiving party or its affiliate ; or

                    (ii) is or has been known to the receiving party in good faith as evidenced by its written records or other competent proof before receipt of the said information from a disclosing party ; or

                    (iii) is disclosed to the receiving party in good faith by a third party who has the right to make such disclosure.

            8.2 Notwithstanding the above, a receiving party may disclose such information:

                      a) to its employees who should have access to the information to safeguard that the receiving party pursuits according to this Agreement.

                      b)   as required by law; or

                      c) to the extent such disclosure is necessary to achieve the purposes of this Agreement.

       9.   TERM, TERMINATION

            9.1 This Agreement enters into force on January 1, 2001 and it shall remain in force for a period of five ( 5) years and six ( 6) months.

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            9.2 Notwithstanding the above, this Agreement may be terminated at any time by either party sending a written notice to the other in the event of a material breach of any conditions of this Agreement by the other party continuing for a period of six
                (6) months after notice by the non-defaulting party specifying the default complained of, and failure of the defaulting party to remedy such default within the above six (6) months period.

       10.  FORCE MAJEURE

           10.1 A force majeure event shall mean any event or condition, not existing as of the date hereof, not reasonably foreseeable as of such date and not reasonably within the control of either party, which prevents in whole or in material part the performance of one of the parties of its obligations hereunder. Without limiting the foregoing, the following shall constitute force majeure events: Acts of state or governmental action, epidemics, riots, war, strikes, lock outs, suspension, termination, or interruption of utilities, fire, flood, hurricane, earthquake, and explosion.

           10.2 The party wishing to claim relief by reason of force majeure event shall notify the other party in writing without delay.


       11.  ENTIRE AGREEMENT

           11.1 This Agreement sets out the entire understanding between the parties with regard to the subject matter hereof, and supersedes and replaces all previous understandings and agreements between the parties, whether oral or written, in connection with the subject matter hereof.

           11.2 Any amendments or supplements to this Agreement shall only be valid if made in writing and duly executed by both parties hereto.

       12.  NOTICES

           12.1 Any notice to the other party in connection with this Agreement shall be delivered in person or sent by registered letter or telefax.

       13.  GENERAL CONDITIONS AND GOVERNING LAW

          13.1. To the extent not otherwise agreed the GENERAL TRADE RULES FOR WOODPULPS, 1975, shall apply for this Agreement.


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           13.2 This Agreement and the legal relations between the parties should be governed by the laws of UK and in case of a dispute this should be settled under the Rules of Conciliation an Arbitration of the International Chamber of Commerce in London.


IN WITNESS WHEREOF, this Agreement has been duly executed in two identical copies, one for each party.


    *                        BONTEX S.A.                     BONTEX Inc.


______/s/________          ________/s/________          ______/s/_________

 Date 5/9/01                  Date  5/9/01                Date  5/10/01


























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APPENDIX NO 1.


DELIVERY TERMS: DDU Stembert Mill and DDU Buena Vista respectively.

PAYMENT TERMS: Cash within 10 days from invoice date less 1,5 % discount for deliveries to Stembert mill and 60 days net for deliveries to Buena Vista mill. According to INCOTERMS 1990.







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*
                             TYPICAL CHARACTERISTICS
                             *
                             BLEACHED KRAFT SOFTWOOD PULP
                            (BLEACHED WITHOUT GASEOUOUS CHLORINE)

PULP FROM THE * MILL
     Date: 98-12-07                           Issued by: *, *

PROCESS INFORMATION:
Spruce and pine around 50% of each are used as wood supply, 70% arrives as logs, the rest is waste chips from sawmills. The chips are continuously digested in a Kamyr digester. After cleaning and washing follows an oxygen delignification stage.

The final bleaching use the sequence D Eop DED, Chlorine dioxide, sodium hydroxide, oxygen and hydrogen peroxide are chemicals used.

All pulp is flash dried.

PULP CHARACTERISTICS:

Brightness                      % ISO            90         SCAN-CM 11:95
Intrinsic Viscosity             dm3/kg           900        SCAN-C 15:88
Ashes                           %                0.1        SCAN-C 6:62
Extractives (Acetone)           %                0.05       SCAN-CM 93

Standards SCAN/ISO              Testing climate 50% RH   23 "C

Beating rev PFI                                  2 200  3100  4300  5200  6800
Drainage Resistance     (Degree)SR               20     25    30    35    45

Tensile index                   Nm/g             81     90    97    101   103
Breaking length                 m                8300   9200  9900  10300 10500

Burst index                     kPa m2/g         6.2    7.1   7.6   7.9   8.2
Tear index                      mN m2/g          15.5   13.5  12.4  11.7  11.2
Folding endurance               101og            3.17   3.2   3.28  3.30  3.33

Light Scattering Coeff.         m2/kg            20.8   19.3  18.6  18.1  17.6
Opacity                         %                63.0   50.8  59.3  58.6  57.9

Density                         kg/m3            705    730   745   755   765

Air permeability, Gurley        mm/kPa 6         49.0   21.8  14.0  8.9   2.5

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*                               Address              Telephone       Telefax
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*                               *                    *               *



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* Confidential Treatment Requested.  The redacted material has been separately
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*

                                    TYPICAL CHARACTERISTICS
                                    *
                                    BLEACHED KRAFT SOFTWOOD PULP
                                    (BLEACHED WITHOUT CHLORINE COMPONENTS)

PULP FROM THE * MILL
Date: 98-12-07                           Issued by: *, *

PROCESS INFORMATION:
Spruce and pine around 50% of each are used as wood supply, 70% arrives as logs, the rest is waste chips from sawmills. The chips are continuously digested in a Kamyr digester. After cleaning and washing follows an oxygen delignification stage.

The final bleaching is totally chlorine free. Peracetic acid, complexing agents, hydrogen peroxide and sodium hydroxide are chemicals used.

All pulp is flash dried.

PULP CHARACTERISTICS:

Brightness                      % ISO            88         SCAN-CM 11:95
Intrinsic Viscosity             dm3/kg           750        SCAN-C 15:88
Ash                             %                0.1        SCAN-C 6:62
Extractives (Acetone)           %                0.05       SCAN-CM 93

Standards SCAN/ISO                Testing climate 50% RH 23 (Degree)C

Beating rev PFI                                  2 000  3200  4100  4600  5900
Drainage Resistance     (degree)SR               20     25    30    35    45

Tensile index                   Nm/g             79.5   89    93.5  96.5  100
Breaking length                 m                8100   9100  9500  9800  10200
Burst index                     kPa m2/g         6      6.8   7.3   7.6   8
Tear index                      mN m2/g          15.2   12.5  11.5  11.0  10.5
Folding endurance               101og            3.15   3.2   3.25  3.27  3.31

Light Scattering Coeff.         m2/kg            20.8   19.0  18.5  17.5  16.8
Opacity                         %                63.0   61.6  60.0  59.0  57.5

Density                         kg/m3            700    730   745   755   765

Air permeability, Gurley        mm/kPa 6         51.2   29.1  19.5  13.1  4.1

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*                               Address         Telephone          Telefax
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* Confidential Treatment Requested.  The redacted material has been separately filed with the Commission.